GUARANTY


     THIS GUARANTY ("Guaranty") is made as of the 1st day of August, 1998, by ACTIVATED COMMUNICATIONS LIMITED PARTNERSHIP, a Texas limited partnership ("Guarantor"), to VDC CORPORATION LTD., a Bermuda corporation ("VDC").

     WHEREAS, the Guarantor is the record and beneficial owner of 80% of the membership interests of Masatepe Communications U.S.A., L.L.C., a Delaware limited liability company ("Masatepe");

     WHEREAS, Marc Graubart, an individual residing at 200 East 64th Street, Apartment 4C, New York, NY 10021 ("Graubart"), is the record and beneficial owner of 20% of the membership interests of Masatepe;

     WHEREAS, Guarantor, Graubart and VDC have entered into a certain Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which VDC shall acquire 100% of the membership interests of Masatepe from the Guarantor and Graubart;

     WHEREAS, under the terms of the Purchase Agreement and a certain Escrow Agreement of even date herewith among Guarantor, Graubart, VDC and Buchanan Ingersoll Professional Corporation, as Escrow Agent (the "Escrow Agent"), the Cash Escrow Fund and the Accounts Receivable Escrow Fund are not to be released from escrow until the FCC Approval Date;

     WHEREAS, to secure any amounts advanced in the Ordinary Course of Business by VDC to Masatepe after the Closing Date and prior to the FCC Approval Date, the VDC and Masatepe have entered into a Bridge Loan Agreement of even date herewith, pursuant to which Masatepe will deliver to VDC a Bridge Note evidencing the indebtedness of Masatepe to VDC thereunder (the "Bridge Note");

     WHEREAS, the execution and delivery of this Guaranty is a condition precedent to VDC's entering into, and closing on the transactions contemplated by, the Purchase Agreement.

     TO INDUCE VDC TO ENTER INTO THE PURCHASE AGREEMENT AND THE LOAN AGREEMENT and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, Guarantor hereby covenants and agrees as follows:

     1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     2. Guarantor hereby unconditionally guarantees and becomes surety as for the full and timely payment by Masatepe to VDC of the obligation of Masatepe to pay the entire principal amount of the Bridge Note, together with interest accrued thereon, as such sum may be adjusted and determined pursuant to the Bridge Loan Agreement (hereinafter collectively referred to as the "Guaranteed Obligations"):

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     3. If the Purchase Agreement is terminated in accordance with its terms,
Guarantor agrees to make such full payment to VDC after the occurrence of all of the following events: (i) VDC has made a written demand (the "First Demand") on Masatepe for payment of amounts due and owing VDC under the Bridge Note; (ii) VDC has not received payment of such amount within thirty days after the delivery of the First Demand; (iii) after the occurrence of the events described in clause (i) and (ii) of this paragraph, VDC has delivered a written demand to the Guarantor for payment of amounts due and owing VDC.

     4. Guarantor warrants to VDC that: (i) no other agreement, representation or special condition exists between Guarantor and Masatepe regarding the liability of Guarantor hereunder nor does any understanding exist between Guarantor and Masatepe that the obligations of Guarantor hereunder are or will be other than as set forth herein and (ii) as of the date hereof, the Guarantor has no defense whatsoever to any action or proceeding that may be brought to enforce this Guaranty.

     5. The parties hereto agree that no waiver or modification of any rights of VDC under this Guaranty shall be effective unless in writing and signed by VDC. Guarantor further agrees that each written waiver shall extend only to the specific instance actually recited in such written waiver and shall not impair the rights of VDC in any other respect.

     6. Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney's fees, incurred by VDC in enforcing this Guaranty against Guarantor in the event that Guarantor refuses or fails to make payment when required under Section 2 of this Guaranty.

     7. Guarantor's obligation to make payment under this Guaranty shall be discharged in full upon the occurrence of either (i) the FCC Approval Date, or
(ii) the date upon which Guarantor makes full payment of the Guaranteed Obligations to VDC.

     8. Guarantor hereby makes the following representations and warranties to
VDC:

        (a) this Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against its successors and assigns in accordance with its terms;

        (b) the Guarantor has full power and authority to enter into, execute, deliver and carry out this Guaranty and to perform its obligations hereunder; and

        (c) the person executing this Guaranty on behalf of the Guarantor is authorized to do so.

     9. Guarantor and VDC agree that this Guaranty and the rights and obligations of the parties hereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the State of Delaware without giving effect to its principles of conflict of laws.

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     10. Guarantor agrees that this Guaranty shall be binding upon Guarantor, its successors and assigns. Guarantor further agrees that this Guaranty shall inure to the benefit of VDC and its successors and assigns.

     11. Guarantor agrees that if Guarantor fails to perform any covenant or agreement hereunder and if Masatepe fails to pay amounts due VDC under the Bridge Loan Agreement and Bridge Note, all or any part of the Guaranteed Obligations may be declared to be forthwith due and payable and, in any case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

     12. Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to Guarantor at the address and in the manner provided in the Purchase Agreement.

     13. Guarantor hereby irrevocably consents and submits to the exclusive personal jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware over any suit, action or other proceeding arising out of or relating to this Guaranty and irrevocably agrees that all or other proceeding arising out of or relating to this Guaranty and irrevocably agrees that all claims with respect to such suit, action or other proceeding may be made in the manner hereinabove set forth for the giving of notices, and the same shall constitute valid personal service for all purposes, each party hereby waiving personal service by any other means.

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

     IN WITNESS WHEREOF, Guarantor and VDC, intending to be legally bound, have executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

WITNESS:                        ACTIVATED COMMUNICATIONS LIMITED
                                PARTNERSHIP

                                By: Cellular Dynamics, Inc., its General Partner

                                By: /s/ Adam Lindemann
---------------------------         --------------------------------------------
                                    Adam Lindemann, Vice President



ATTEST:                         VDC CORPORATION LTD.



                                By: /s/ Frederick A. Moran
---------------------------         --------------------------------------------
                                    Frederick A. Moran,
                                    Chief Executive Officer

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